UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 16, 2025

World Scan Project, Inc.

(Exact name of registrant as specified in its charter)

DE	000-56208	35-2677532
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2-18-23, Nishiwaseda Shinjuku-Ku, Tokyo, Japan

(Address of principal executive offices)

81-3-6670-1692

(Registrant’s telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The terms “We”, “Us”, “Our”, “WDSP”, and “The Company” refer to World Scan Project, Inc.

Item 7.01 Regulation FD Disclosure

On October 16, 2025, World Scan Project Corporation (“WSP Japan”), a subsidiary of World Scan Project, Inc. (the “Company”), issued a press release in Japanese announcing the commencement of pre-orders for its next-generation air mobility vehicle, “STAR WALKERS,” following its unveiling event held in Japan, as previously disclosed in the Company’s Current Report on Form 8-K filed October 16, 2025.

The press release, titled “Japan’s Flying Sports Car ‘STAR WALKERS’ Takes Off – Reservations Open October 16”, provides additional information regarding the unveiling event and preliminary commercial details. STAR WALKERS is described as a revolutionary flying sports car that delivers intuitive operation, cutting-edge safety, and advanced design. It is a compact, van-sized, single-passenger, all-electric vertical takeoff and landing (eVTOL) vehicle, featuring advanced sensors, GPS for flight stability, obstacle avoidance, and automatic landing systems.

Pre-orders for STAR WALKERS commenced on October 16, 2025, with a listed price of approximately ¥21,500,000 or $160,000 (excluding tax), and are being accepted through the official product website at https://starwalkers.jp/. Estimated deliveries are scheduled to begin in 2027. Key features include rapid charging for extended flight time, remarkable quietness and lightweight design, and a zero-emission, environmentally conscious electric propulsion system. Specifications include a maximum takeoff weight of 246 kg, maximum speed of 50 to 60 km/h, and a range of approximately 10 to 14 km, with a flight time of 8 to 16 minutes. Recommended pilot height and weight ranges are provided for safety and proper operation.

An English-language version of the press release detailed above, with content materially consistent with the foregoing, may be distributed in other regions. The original press release, which was released in Japanese, can be found here: https://prtimes.jp/main/html/rd/p/000000021.000119363.html

Cautionary Note Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable securities laws. Forward-looking statements include, but are not limited to, statements regarding anticipated product features, performance, commercialization timing, market potential, expected pre-order availability, delivery schedules, and the anticipated availability of STAR WALKERS.

These statements are based on current expectations, assumptions, and projections about future events and are not guarantees of future performance or commercialization success. Actual results may differ materially due to risks and uncertainties, including, among others: the Company’s ability to complete development and validation; achieve technical feasibility; establish reliable manufacturing and supply capabilities; obtain necessary regulatory or compliance approvals; realize market acceptance; and successfully bring products to market.

With respect to STAR WALKERS, the prototype is for display purposes only, and there is no assurance that any commercial product will include all features shown or perform as intended. Estimated delivery dates may change based on order volume, certification progress, regulatory approvals, or other factors, and deliveries may extend beyond 2027. Furthermore, there can be no assurance that a commercially available version will ever be produced or made available to the public, as such outcomes may be affected by changes in laws or regulations, technical feasibility, safety considerations, market conditions, or other unforeseen factors.

Investors are cautioned that, because the press release regarding STAR WALKERS was originally issued in Japanese, the English translation included herein is corrected to reflect the original release; however, it may still contain inadvertent errors or inaccuracies.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release Issued October 16, 2025 (1)
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

(1)	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

World Scan Project, Inc.

Dated: October 21, 2025

By: /s/ Ryohei Uetaki

Name: Ryohei Uetaki

Title: Chief Executive Officer